EXHIBIT 10.26
WEBTOON ENTERTAINMENT INC.
2024 OMNIBUS INCENTIVE PLAN
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
The Participant has been granted Restricted Stock Units (the “RSUs”) in respect of certain Shares of WEBTOON Entertainment Inc. (the “Company”) pursuant to the WEBTOON Entertainment Inc. 2024 Omnibus Incentive Plan (the “Plan”), as follows:
Participant:            [PARTICIPANT]
Grant Date:            [DATE]
[Vesting Commencement Date:]    [DATE]
Number of RSUs:            [NUMBER OF RSUs]

Capitalized terms not defined herein shall have the meaning as set forth in the Plan.
By their signatures below, the Company and the Participant agree that the RSU is governed by this Notice of Grant of Restricted Stock Units (this “Grant Notice”) and by the provisions of the Plan and the Restricted Stock Unit Award Agreement, both of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan and the Restricted Stock Unit Award Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the RSU subject to all of their terms and conditions.
Notwithstanding any provision of this Grant Notice or the Restricted Stock Unit Award Agreement, if the Participant has not executed and delivered to the Company this Grant Notice by the first, if more than one, Time-Vesting Date or 90 days following the Grant Date, whichever comes earlier, then this Restricted Stock Unit Award Agreement will be deemed to have been irrevocably accepted by the Participant on such date.
WEBTOON ENTERTAINMENT INC.    [PARTICIPANT]
By:         Signature
Its:         Date

EXHIBIT 10.26
WEBTOON ENTERTAINMENT INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT
WEBTOON Entertainment Inc. has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (the “Restricted Stock Unit Award Agreement”) is attached, Restricted Stock Units (“RSUs”) in respect of certain Shares upon the terms and conditions set forth in the Grant Notice and this Restricted Stock Unit Award Agreement. The RSUs have been granted pursuant to and shall in all respects be subject to the terms and conditions of the WEBTOON Entertainment Inc. 2024 Omnibus Incentive Plan (the “Plan”), the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of, the Grant Notice, this Restricted Stock Unit Award Agreement and the Plan; (b) accepts the RSUs subject to all of the terms and conditions of the Grant Notice, this Restricted Stock Unit Award Agreement and the Plan; and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or Committee, as applicable, upon any questions arising under the Grant Notice, this Restricted Stock Unit Award Agreement or the Plan.
1.Definitions and Construction.
1.1.Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
1.2.Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Restricted Stock Unit Award Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.Administration.
All questions of interpretation concerning the Grant Notice, this Restricted Stock Unit Award Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the RSUs shall be determined by the Board or the Committee, as applicable. All such determinations by the Board or the Committee, as applicable, shall be final, binding and conclusive upon all persons having an interest in the RSUs, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board or the Committee, as applicable, in the exercise of its discretion pursuant to the Plan or the RSUs or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the RSUs. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein; provided, that the officer of the Company has apparent authority with respect to such matter, right, obligation, or election.
3.Vesting and Settlement of the RSUs.
3.1.Vesting.
(a)The RSUs shall vest upon the satisfaction of the condition(s) set forth below.
(i)[vesting schedule]

EXHIBIT 10.26
3.2.Settlement. Subject to Section 5, the Company shall issue one Share to the Participant for each RSU that becomes vested under Section 3.1 no later than the end of the next available trading window following the applicable Time-Vesting Date, but in no event later than March 15th of the calendar year following the calendar year in which the applicable Time-Vesting Date occurs.
3.3.Dividend Equivalents. If the Company declares any dividend the record date of which occurs while the RSUs are outstanding, the Participant shall be credited a dividend equivalent in an amount and form equal to the dividend that would have been paid on the Shares underlying the RSUs had such Shares been outstanding on such record date. Any such dividend equivalents shall be subject to the same vesting conditions applicable to the underlying RSU with respect to which they accrue, and shall, if the underlying RSU vests, be paid no later than 10 days following the applicable Time-Vesting Date.
4.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
5.Taxes. To the extent that the receipt, vesting or settlement of this award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company regarding the payment of any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of this award, which arrangements include the delivery of cash or cash equivalents, Shares (including previously owned Shares (which are not subject to any pledge or other security interest), net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of Shares otherwise issuable or delivered pursuant to this award), other property, or any other legal consideration the Board or Committee, as applicable, deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this award, as determined by the Board or Committee, as applicable. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
6.Non-Transferability. The RSUs may not, at any time prior to being settled, be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant, other than by will or by the laws of descent and distribution. Any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company.
7.Compliance with Applicable Law. Notwithstanding any provision of this Restricted Stock Unit Award Agreement to the contrary, the issuance of Shares hereunder will be subject to compliance with all

EXHIBIT 10.26
applicable requirements of Applicable Law with respect to such securities and with the requirements of any stock exchange or market system upon which the Shares may then be listed. No Shares will be issued hereunder if such issuance would constitute a violation of any Applicable Law or regulation or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any Applicable Law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
8.Miscellaneous Provisions.
8.1.Confidential Nature. The Participant acknowledges and agrees that the nature and terms of this Restricted Stock Unit Award Agreement are confidential, and expressly agrees not to discuss or disclose them, or the facts and contentions contained therein, without the prior written consent of the Company, with or to any person, except to the Internal Revenue Service, state tax authorities, the Participant’s accountant, financial, or tax advisor, the Participant’s attorneys, the Participant’s immediate family, or as required by law, subpoena or governmental or regulatory investigation or as reasonably necessary in connection with any litigation with the Company; provided, that to the extent the Participant is asked to disclose any confidential information in connection with a subpoena or governmental or regulatory investigation, the Participant will, to the extent permitted by law, provide notice to the Company and cooperate with the Company to limit such disclosure.
8.2.Unfunded Plan. The award of RSUs is unfunded and the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligations, if any, to issue Shares pursuant to this Restricted Stock Unit Award Agreement. Nothing contained in this Restricted Stock Unit Award Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Participant and the Company or any other person.
8.3.Termination or Amendment. The Board or Committee, as applicable, may terminate or amend the Plan or this Restricted Stock Unit Award Agreement at any time; provided, however, that except as provided in Section 10 of the Plan in connection with a Change in Control, no such termination or amendment may adversely affect the RSU without the consent of the Participant unless such termination or amendment is necessary to comply with any Applicable Law or government regulation, including, but not limited to Section 409A of the Code. No amendment or addition to this Restricted Stock Unit Award Agreement shall be effective unless in writing.
8.4.Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Restricted Stock Unit Award Agreement.

EXHIBIT 10.26
8.5.Binding Effect. Subject to the restrictions on transfer set forth herein, this Restricted Stock Unit Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.
8.6.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
8.7.Integrated Agreement. The Grant Notice, this Restricted Stock Unit Award Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and Company with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, the Restricted Stock Unit Award Agreement and the Plan shall survive any vesting of the RSUs and shall remain in full force and effect.
8.8.No Rights as a Shareholder or Employee. The Participant shall have no rights as a shareholder with respect to any Shares covered by the RSUs until the date of the issuance of the Shares for which the RSUs have been settled (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends (other than as set forth in Section 3.3), distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided under the Plan. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Restricted Stock Unit Award Agreement shall confer upon the Participant any right to continue in the service of the Company or Subsidiary or interfere in any way with any right of the Company to terminate the Participant’s service to the Company as a Director, an Employee or Consultant, as the case may be, at any time.
8.9.Company Recoupment of Awards. The Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with the Participant, and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission or any other Applicable Law.
8.10.Governing Law This Restricted Stock Unit Award Agreement shall be governed by the laws of the State of Delaware without regard to its conflict of law rules.
8.11.Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
8.12.Section 409A of the Code. It is intended that the RSUs granted pursuant to hereunder and the provisions of this Restricted Stock Unit Award Agreement be exempt from Section 409A of the Code, and all provisions of this Restricted Stock Unit Award Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.